LEASE AGREEMENT BETWEEN








                           WHC-SIX REAL ESTATE, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP,
                                  AS LANDLORD,

                                       AND


                           PALATIN TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION,
                                    AS TENANT



                              DATED MARCH 13, 1997





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                                TABLE OF CONTENTS



Article             Caption                                  Page


1     Lease Grant. . . . . . . . . . . . . . . . . . . . . . . .1

2     Term . . . . . . . . . . . . . . . . . . . . . . . . . . .1

3     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     (a) Basic Rent. . . . . . . . . . . . . . . . . . . . . . .2
     (b) Payment . . . . . . . . . . . . . . . . . . . . . . . .2
     (c) Operating Expenses. . . . . . . . . . . . . . . . . . .3

4     Delinquent Payment; Handling Charges . . . . . . . . . . .5

5     Security Deposit . . . . . . . . . . . . . . . . . . . . .5

6     Landlord's Obligations . . . . . . . . . . . . . . . . . .6
     (a) Services. . . . . . . . . . . . . . . . . . . . . . . .6
     (b) Excess Utility Use. . . . . . . . . . . . . . . . . . .7
     (c) Restoration of Services; Abatement. . . . . . . . . . .7

7     Improvements; Alterations; Repairs; Maintenance. . . . . .8
     (a) Improvements; Alterations . . . . . . . . . . . . . . .8
     (b) Repairs; Maintenance. . . . . . . . . . . . . . . . .  8
     (c) Performance of Work . . . . . . . . . . . . . . . . . .9
     (d) Mechanic's Liens. . . . . . . . . . . . . . . . . . . .9

8     Use. . . . . . . . . . . . . . . . . . . . . . . . . . . .9

9     Assignment and Subletting. . . . . . . . . . . . . . . . 10
     (a) Transfers; Consent. . . . . . . . . . . . . . . . . . 10
     (b) Cancellation. . . . . . . . . . . . . . . . . . . . . 11
     (c) Additional Compensation . . . . . . . . . . . . . . . 11

10    Insurance; Waivers; Subrogation; Indemnity . . . . . . . 11
     (a) Insurance . . . . . . . . . . . . . . . . . . . . . . 11
     (b) Waiver of Negligence; No Subrogation. . . . . . . . . 12
     (c) Indemnity . . . . . . . . . . . . . . . . . . . . . . 12

11    Subordination Attornment; Notice to Landlord's
      Mortgagee. . . . . . . . . . . . . . . . . . . . . . . . 12
     (a) Subordination . . . . . . . . . . . . . . . . . . . . 12
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     (c) Attornment. . . . . . . . . . . . . . . . . . . . . . 13
     (d) Notice to Landlord's Mortgagee. . . . . . . . . . . . 13

12    Rules and Regulations. . . . . . . . . . . . . . . . . . 13

13    Condemnation . . . . . . . . . . . . . . . . . . . . . . 13
     (a) Total Taking. . . . . . . . . . . . . . . . . . . . . 13
     (b) Partial Taking - Tenant's Rights. . . . . . . . . . . 13
     (c) Partial Taking - Landlord's Rights. . . . . . . . . . 14
     (d) Award . . . . . . . . . . . . . . . . . . . . . . . . 14

14    Fire or Other Casualty . . . . . . . . . . . . . . . . . 14
     (a) Repair Estimate . . . . . . . . . . . . . . . . . . . 14
     (b) Landlord's and Tenant's Rights. . . . . . . . . . . . 15
     (c) Landlord's Rights . . . . . . . . . . . . . . . . . . 15
     (d) Repair Obligation . . . . . . . . . . . . . . . . . . 15

15    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . 15

16    Events of Default. . . . . . . . . . . . . . . . . . . . 15

17    Remedies . . . . . . . . . . . . . . . . . . . . . . . . 16

18    Payment by Tenant; Non-Waiver. . . . . . . . . . . . . . 17
     (a) Payment by Tenant . . . . . . . . . . . . . . . . . . 17
     (b) No Waiver . . . . . . . . . . . . . . . . . . . . . . 17

19    Landlord's Lien. . . . . . . . . . . . . . . . . . . . . 17

20    Surrender of Premises. . . . . . . . . . . . . . . . . . 17

21    Holding Over . . . . . . . . . . . . . . . . . . . . . . 18

22    Certain Rights Reserved by Landlord. . . . . . . . . . . 18

23    Intentionally Omitted. . . . . . . . . . . . . . . . . . 19

24    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . 19
     (a) Landlord's Transfer . . . . . . . . . . . . . . . . . 19
     (b) Landlord's Liability. . . . . . . . . . . . . . . . . 19

     (c) Force Majeure . . . . . . . . . . . . . . . . . . . . 19
     (d) Brokerage . . . . . . . . . . . . . . . . . . . . . . 19
     (e) Estoppel Certificates . . . . . . . . . . . . . . . . 19
     (f) Notices . . . . . . . . . . . . . . . . . . . . . . . 20
     (g) Separability. . . . . . . . . . . . . . . . . . . . . 20
     (h) Amendments; and Binding Effect. . . . . . . . . . . . 20
     (i) Quiet Enjoyment . . . . . . . . . . . . . . . . . . . 20
     (j) No Merger . . . . . . . . . . . . . . . . . . . . . . 20
     (k) No Offer. . . . . . . . . . . . . . . . . . . . . . . 20
     (l) Entire Agreement. . . . . . . . . . . . . . . . . . . 21
     (m) Waiver of Jury Trial. . . . . . . . . . . . . . . . . 21
     (n) Governing Law . . . . . . . . . . . . . . . . . . . . 21
     (o) Joint and Several Liability . . . . . . . . . . . . . 21
     (p) Financial Reports . . . . . . . . . . . . . . . . . . 21
     (q) Landlord's Fees . . . . . . . . . . . . . . . . . . . 21
     (r) Intentionally Omitted . . . . . . . . . . . . . . . . 21
     (s) Confidentiality . . . . . . . . . . . . . . . . . . . 21
     (t) List of Exhibits. . . . . . . . . . . . . . . . . . . 22

25    Other Provisions . . . . . . . . . . . . . . . . . . . . 22

26    Environmental Laws . . . . . . . . . . . . . . . . . . . 22

27    Signs. . . . . . . . . . . . . . . . . . . . . . . . . . 25

                              LIST OF DEFINED TERMS

Defined Term                                                 Page

Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . .3
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . .110
AS-IS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .G-1
Balance of Suite 500 . . . . . . . . . . . . . . . . . . . . . .1
Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . .143
Commencement Date. . . . . . . . . . . . . . . . . . . . . . . .1
Construction Allowance . . . . . . . . . . . . . . . . . . . .C-2
Damage Notice. . . . . . . . . . . . . . . . . . . . . . . . . 14
Determination Notice . . . . . . . . . . . . . . . . . . . . .F-1
Event of Default . . . . . . . . . . . . . . . . . . . . . . . 15
Exercise Date. . . . . . . . . . . . . . . . . . . . . . . . .F-1
Initial Portion of Premises. . . . . . . . . . . . . . . . . . .1
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Landlord's Mortgagee . . . . . . . . . . . . . . . . . . . . . 12
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . .5
Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Market Value Rent. . . . . . . . . . . . . . . . . . . . . . .F-1
Offer Notice . . . . . . . . . . . . . . . . . . . . . . . . .G-1
Offer Space. . . . . . . . . . . . . . . . . . . . . . . . . .G-1
Operating Costs. . . . . . . . . . . . . . . . . . . . . . . . .3
Operating Costs and Tax Statement. . . . . . . . . . . . . . . .5
Parking Area . . . . . . . . . . . . . . . . . . . . . . . . .D-1
Permitted Use. . . . . . . . . . . . . . . . . . . . . . . . . .8
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Renewal Option(s). . . . . . . . . . . . . . . . . . . . . . .F-1
Renewal Term(s). . . . . . . . . . . . . . . . . . . . . . . .F-1
Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Security Deposit . . . . . . . . . . . . . . . . . . . . . . . .5
Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tenant Delay Date. . . . . . . . . . . . . . . . . . . . . . .C-3
Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . .C-1
Working Drawings . . . . . . . . . . . . . . . . . . . . . . .C-1

                                 LEASE


   THIS LEASE AGREEMENT (this "Lease") is dated March 13, 1997, between WHC-SIX REAL ESTATE L.P., a Delaware limited partnership ("Landlord"), and PALATIN TECHNOLOGIES, INC., a Delaware corporation, (Tenant").

    1. Lease Grant. Subject to the terms of this Lease, Landlord initially leases to Tenant, and Tenant initially leases from Landlord Suite No. 500 (the "Premises") in the office building (the "Building") located at 125 May Street, Edison, New Jersey. Landlord and Tenant acknowledge that initially Tenant shall be occupying only a 9,000 square foot portion ("Initial Portion of Premises") of the Premises, notwithstanding that certain Tenant improvements shall be constructed by Tenant for the 1,538 square foot balance of Suite 500 ("Balance of Suite 500") simultaneously with the construction of Tenant improvements for the Initial Portion of Premises. The land on which the Building is located and the Premises are described on Exhibits A. The term "Building" includes the related land, driveways, parking facilities, and similar improvements, but for purposes of Operating Expenses (Operating Cost and Taxes) shall be deemed to mean the two (2) Buildings within the office complex and the related land (described on Exhibit A), driveways, parking facilities, and similar improvements.

    2.  Term.

   (a) The term of this Lease shall be ten (10) years  commencing the earlier of
(i) ninety-seven (97) days following the date that the existing tenant in the Premises vacates the Premises or (ii) the date a temporary or permanent certificate of occupancy is issued for the Initial Portion of Premises, (the "Commencement Date") and expiring at 5:00 p.m., ten (10) years following the Commencement Date (the "Term", which definition shall, upon Tenant's timely and other proper exercise of the Renewal Option(s) (as hereinafter defined), also include all renewals of the initial Term). If the Commencement Date is not the first day of a calendar month, then the Term shall be extended for the number of days between the Commencement Date and the first day of the following month. Notwithstanding the foregoing, the ninety-seven (97) day period shall be extended by the number of days in excess of five (5) business days, if any, that Landlord takes to respond to Tenant's request for approval of the working drawings submitted to Landlord by Tenant in accordance with Exhibit C (i.e., if Landlord takes 8 days [of which the first 5 days are business days] to respond to Tenant, the 97 day period is extended by 3 days).

    (b) Once the Commencement Date is ascertained, Landlord and Tenant shall each execute a notice of the Commencement Date, and thenceforth the date set forth in the notice shall be conclusively presumed to be the Commencement Date.

    (c) In the event the existing tenant in the Premises has not vacated the Premises prior to June 15, 1997, Tenant can terminate this Lease upon written notice to Landlord prior to June 20, 1997, whereupon any Rent paid to Landlord (including, but not limited to, the Security Deposit) shall be returned to Tenant and neither party shall have any further rights or obligations towards the other.

    (d) Landlord shall not be in default hereunder nor liable for damages for any delay to, or extension of, the Commencement Date.

    3.  Rent

   (a) (i) Basic Rent. "Basic Rent" (herein so called) shall be the following amounts for the following periods of time, subject to the increase in Basic Rent as determined in subparagraph 3(a)(ii), which shall in no event affect the rent schedule from and after the twenty-fifth (25th) month:

     Time Period        Anual Rent    Monthly Basic Rent
----------------       -----------    ------------------
 Months 1-12           $115,690.00      $ 9,640.83
        13-24           118,766.00        9,897.17
        25-36           126,456.00       10,538.00
        37-60           158,070.00       13,172.50
        61-120          200,222.00       16,685.17

    (ii) As of the earlier of (a) two (2) years following the Commencement Date or (b) the date Tenant utilizes or occupies the Balance of Suite 500 in its regular course of business ("Total Occupancy Date") and up to the commencement of the 25th month of the Term (pro rated for any partial month), the Basic Rent for the Premises shall be increased from and after the Total Occupancy Date to the rate of $126,456.00 per annum, payable in consecutive monthly payments of $10,538.00.

    (b) Payment. Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent") without deduction or set off (except as may be otherwise specifically set forth in this Lease), at Landlord's notice address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by all applicable state and local sales or use taxes, if any. The monthly installment for the first month of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month of the Term beginning on the first day of the second full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning or expiration of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month.

    (c)  Operating Expenses.

    (1) Tenant shall pay an amount ("Additional Rent") equal to its proportionate share of Operating Costs. Landlord may collect such amount annually in arrears in a lump sum, which shall be due within 30 days after Landlord furnishes to Tenant the Operating Costs and Tax Statement (defined below). Alternatively, Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof by thirty (30) days prior notice to Tenant during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate in good faith the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

    (2) The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 3.(c; (E) insurance expenses;
   (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance).

             The following shall not be deemed Operating Costs: (i) capital improvements made to the Building, other than capital improvements described in Section 3(c)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes);
             (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (x) expenditures for repairs, replacements or rebuilding occasioned by fire or other casualty to the Building; (xi) expenditures for repairs, replacements or rebuilding occasioned by any of the events contemplated by Section 13 of this Lease; (xii) expenditures for costs, including advertising and promotional expenses, incurred in connection with efforts to lease portions of the Building and to procure new tenants for the Building; (xiii) expenditures for the salaries, benefits and other compensation of the employees and other personnel of the Landlord or any managing agent who are not contemplated by subsection 3(c)(2)(A); (xiv) expenditures to an affiliate of the Landlord to the extent any such expenditure exceeds the amount that would have been payable in the absence of such affiliate relationship; (xv) expenditures for installing, operating and maintaining any special facility in or on the Building such as an observatory, broadcasting facility, cafeteria or dining facility or athletic, recreational or luncheon club if the respective facility shall not be available to the Tenant or any of its employees; (xvi) expenditures for what would otherwise be an Operating Cost which are reimbursed under any construction contractors' or manufacturers' or vendors' warranties or which are otherwise reimbursed to the Landlord; and (xvii) Operating Costs to the extent that the sum of (a) the Tenant's proportionate share of Operating Costs and (b) the proportionate shares of Operating Costs of tenants of other leased premises in the Building exceeds 100% of Operating Costs.

    (3) Tenant shall also pay a proportionate share of the Taxes for each year and partial year falling within the Term, which shall be determined by multiplying the aggregate Taxes by a fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building. Tenant shall pay its proportionate share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof);

    (4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than the actual Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

    (5) Initially, for the purposes of calculating pro-rata Operating Costs and Taxes in this Section 3, the parties stipulate that the area of the Premises is 9,000 rentable square feet and the area of the Building is 105,382 rentable square feet. As of the Total Occupancy Date, the area of the Premises shall be deemed to be 10,538 rentable square feet.

    4. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the Wall Street Journal, Eastern Edition, published prime rate plus 2%; alternatively, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

    5. Security Deposit. Upon execution of this Lease, in lieu of a security deposit in immediately available funds, Tenant shall deposit with the Landlord a one hundred eighty-five thousand dollars and 00/100 ($185,000.00) irrevocable unconditional standby letter of credit ("Letter of Credit") in the form attached hereto as Exhibit H (subject to the right of the issuer to make non-substantive changes thereto) as a security deposit ("Security Deposit") for the full and faithful performance of Tenant's obligations in this Lease in favor of Landlord as beneficiary drawn on a financial institution acceptable to Landlord and with such other terms and conditions reasonably acceptable to Landlord requiring the issuer to pay the sum of One Hundred Eighty-Five Thousand and 00/100 ($185,000.00) Dollars (or such reduced amount limited as hereinafter permitted) to Landlord upon presentation to the issuer of the letter of credit and a letter on Landlord's letterhead stating that an Event of Default by Tenant has occurred under this Lease and such other customary and reasonable requirements of the issuer but without requiring further evidence of default. The Letter of Credit shall be for a minimum of one (1) year maturity and renewed on an annual basis (except as hereinafter permitted to be reduced and/or terminated) during the Term, as the same may be extended and, provided an Event of Default by Tenant has not occurred under this Lease, Tenant may reduce the amount of the Letter of Credit by $74,000.00 at the expiration of twenty-four (24) months from the Commencement Date and by additional amounts of $37,000.00 at the expiration of thirty-six (36), forty-eight (48) and sixty (60) months from the Commencement Date, such that no Security Deposit shall remain from and after the expiration of the fifth (5th) lease year. Failure to renew the Letter of Credit (unless expressly permitted to the contrary herein) at least thirty (30) days prior to the expiration of any lease year shall be deemed a material Event of Default under this Lease entitling Landlord to draw upon the Letter of Credit and retain the amount so drawn as a Security Deposit. In the event of any dispute between Landlord and Tenant with respect to an Event of Default and the Letter of Credit is drawn upon, the funds so received shall be held by Landlord in a segregated interest-bearing account (interest to follow the principal) pending resolution of the dispute. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. The portion of the Letter of Credit proceeds received by Landlord and not utilized to cure a default shall be deemed a Cash Security Deposit. Following any such application of the Security Deposit, Tenant shall deposit with Landlord in cash on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within the earlier of (i) the expiration of the fifth (5th) lease year, or (ii) 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit, letter of credit proceeds or other cash payment may be commingled with other funds, and no interest (other than in the event of a dispute as provided in this Article) shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease in writing, then Landlord shall assign any cash portion of the Security Deposit to the transferee and Tenant shall issue a substitute Letter of Credit to the transferee simultaneously with the cancellation of the existing Letter of Credit with all transfer costs associated therewith being borne by Tenant and Landlord thereafter shall have no further liability for the return of the Security Deposit. A copy of the assumption agreement shall be provided to Tenant in writing.

    6.  Landlord's Obligations

    (a) Services. Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the
Building; (3) electrical current at all times for equipment that does not require more than 220 volts and whose electrical energy consumption does not exceed normal combined office and laboratory usage; (4) a dumpster located at the Building for office garbage and trash and a hauling service to empty same;
(5) sewage disposal for the Building; (6) snow and ice clearance from, and sweeping of, the Parking Area and access roads and walks relating to the Building; (7) such maintenance and repair of the Building and its electrical,
                                   6
plumbing, HVAC, safety and other mechanical systems and other improvements at the Building as is customarily provided for comparable office and laboratory buildings within a 10-mile radius from the Building; and (8) all those items which are contemplated as Operating Costs under section 3(c)(2) of this Lease. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by Tenant, or its employees, agents or invitees. Tenant shall pay, as Additional Rent, the total electricity, water and gas charges for the Premises at the supplying utility's rates therefor as determined pursuant to separate submeters for the Premises. Tenant shall pay for all light bulbs (including exit sign light bulbs) and ballasts in the Premises.

    (b) Excess Utility Use. Landlord shall not be required to furnish electrical current for equipment that requires more than 220 volts or other equipment whose electrical energy consumption exceeds normal office and laboratory usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 6(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 220 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Notwithstanding any provisions in this Lease to the contrary, any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which materially adversely affects the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord, after consulting with Tenant for the purpose of cooperation to develop a reasonable solution, may install supplemental air conditioning units or other supplemental equipment in the Premises designed to remedy the adverse effect or overload, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor. Tenant acknowledges that, currently, current for 110 volts is supplied to the Premises and that all costs associated in supplying the 220 volts required by Tenant shall be borne by Tenant.

    (c) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 15 consecutive business days because of the unavailability of any such services referred to in
Section 6(a)(1)-(7) or Tenant is denied access to the Building as a result of acts within Landlord's control for more than fifteen (15) consecutive business days, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 15-day period) that Tenant is so prevented from using the Premises. In no event, however, shall the abatement apply to Section 6(a)(8) items.

    7.  Improvements; Alterations; Repairs; Maintenance.

    (a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; however, Landlord may withhold its consent to any alteration or addition that would adversely affect the Building's structure or adversely affect its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant. Whenever Tenant applies to Landlord for consent to a proposed alteration, addition or improvement that includes items in the nature of fixtures to real property, in connection with any consent that Landlord might give, Landlord shall advise Tenant by notice whether Landlord will require Tenant to remove or to leave behind such items upon expiration of the Term. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all applicable laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any law.

    (b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Subject to the provisions of Section 14, Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by Tenant, Tenant's transferees, or their respective agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within 30 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this

Section 7 shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

    (c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all of its contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

    (d) Construction Liens. Tenant shall not permit any construction liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant by a contractor under contract to Tenant or its subcontractors or suppliers of materials to the contractor or subcontractor. If such a lien is filed pursuant to work contracted by Tenant, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord or to the Clerk of the Court with jurisdiction a bond or other security reasonably satisfactory to Landlord or in compliance with the requirements of the construction lien law in order to have such construction lien released or bonded. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

    (e) To the extent Exhibit C of this Lease may be inconsistent with any requirement of this Section 7 of the Lease regarding the Work contemplated by Exhibit C, the provisions of Exhibit C shall control.

    8. Use. Tenant shall continuously occupy and use the Premises only for general office and laboratory use (the " Permitted Use") and shall comply with all laws, orders, rules, and regulations relating to the use, condition, access to, and occupancy of the Premises (including, but not limited to, the storage, handling and experimentation of animals). Tenant acknowledges that the research on animals shall be limited to rodents and that there shall be (a) no breeding of animals, nor (b) housing of animals in excess of twenty-four (24) hours at the Premises. Tenant shall not permit the Premises, or any part thereof to be used in any manner which would in any way discharge objectionable fumes, vapors or odors into the Building's air conditioning system or flues or vents not designated to receive them. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances, which hazardous materials or substances are not lawfully utilized in connection with Tenant's Permitted Use. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.


    9.  Assignment and Subletting

    (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law (except an assignment to an Affiliate (as hereinafter defined) of Tenant), (2) if Tenant is an entity other than a corporation whose stock is publicly traded, permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization,
(3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises (except to an Affiliate of Tenant), (5) grant any license, concession, or other right of occupancy of any portion of the Premises (except to an Affiliate of Tenant), or (6) permit the use of the Premises by any parties other than Tenant or an Affiliate of Tenant (any of the events listed in Section 9.(a)(1) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's credit worthiness and character. Landlord shall not unreasonably withhold, delay or condition its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is credit worthy, (B) has a good reputation in the business community, and (C) is not another occupant of the Building if the Landlord then has space available in the Building that meets the other occupant's requirements for additional space; otherwise, Landlord may withhold its consent in its sole discretion by notice to Tenant. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500.00 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys' fees, if any, incurred in connection with considering and/or performing any legal services regarding any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord's consent to a Transfer shall not release
Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default contemplated by Subsection 16(a) of this Lease occurs while the Premises or any part thereof are subject to a

Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

    (b) Cancellation. Landlord may by notice to Tenant, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease (unless Tenant withdraws its request to Landlord in writing and within two (2) business days of its receipt of Landlord's notice) as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) in compliance with all applicable building, fire and use codes without liability to Tenant.

    (c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

   (d) The term "Affiliate" shall mean any person or entity, directly or indirectly, controlling, controlled by, or under common control with Tenant.

    10.  Insurance; Waivers; Subrogation; Indemnity

    (a) Insurance. Tenant shall maintain throughout the Term the following insurance policies: (1) comprehensive general liability insurance in amounts of not less than a combined single limit of $2,000,000 or such other amounts as Landlord may from time to time reasonably require as is customary for buildings of similar size, use and nature, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises,
(3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, and (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity, directly or indirectly, controlling, controlled by, or under common control with the party in question.

    (b) Waiver of Negligence; No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a " Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord not to exceed $10,000 on any policy. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

    (c) Indemnity. Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (i) any Loss arising from any occurrence on the Premises or (ii) Tenant's failure to perform its obligations under this Lease. This indemnity provision shall exclude the acts and/or omissions of Landlord, its agents, employees and contractors, and shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

    11.  Subordination Attornment; Notice to Landlord's Mortgagee

    (a) Subordination. Provided the Subordination, Non-Disturbance and Attornment Agreements and recognition agreements are delivered to Tenant for execution in the forms as required in this subparagraph, within five (5) business days of receipt of same, Tenant agrees to execute, acknowledge and deliver same to Landlord and/or any other party directed by Landlord for execution by all required parties and upon receipt by Tenant of a fully executed duplicate original of said document(s), this Lease shall be subordinate to the deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, referred to in the applicable Subordination, Non-Disturbance and Attornment Agreement and/or recognition agreement so executed and delivered (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). With respect to the existing mortgagee, Tenant shall execute and deliver the Subordination, Non-Disturbance and Attornment Agreement and Estoppel Certificate annexed hereto as Exhibit E. Landlord agrees to obtain for the benefit of Tenant a Subordination, Non-Disturbance and Attornment Agreement from future mortgagees, on forms substantially as set forth in Exhibit E (which form must provide the same benefits to all parties as provided for in Exhibit E) which Tenant agrees to execute. Landlord shall obtain recognition agreements for the benefit of Tenant, which Tenant agrees to execute, with respect to any ground lease, master lease or primary lease on forms reasonably acceptable to Landlord, Tenant and the applicable lessor which Tenant agrees to execute. Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

    (b) In the event that Landlord submits to Tenant a Subordination, Non-Disturbance and Attornment Agreement and/or recognition agreement, as applicable, complying with the provisions of subparagraph (a) and Tenant fails to execute, acknowledge and deliver same within five (5) business days of receipt thereof, then subject to mortgagee's election rights provided in the last sentence of subparagraph (a), this Lease shall be subordinate to the deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease referred to in the Subordination, Non-Disturbance and Attornment Agreement and/or recognition agreement delivered to Tenant without further action on the part of any party.

     (c) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

    (d) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.


    12. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises and are not inconsistent with the other provisions of this Lease. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

    13.  Condemnation.

    (a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

    (b) Partial Taking - Tenant's Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 90 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

    (c) Partial Taking - Landlord's Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

    (d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

    14.  Fire or Other Casualty

    (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 45 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

    (b) Landlord's and Tenant's Rights. If a 50% or greater portion of the Premises or a material portion of the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 120 days after the Casualty or in the event Landlord commences repairs as hereinafter set forth and does not substantially complete same within 180 days from the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Sections 14.(c) and (d)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated from the date of damage until the earlier of (i) four (4) months from the date of the shell of the Premises being completed by Landlord and electric brought to the Premises by Landlord; or (ii) the date a

Certificate of Occupancy is issued with respect to the Premises after Landlord's and Tenant's repairs have been completed (or the repair is completed and Tenant is permitted to occupy the Premises if no Certificate of Occupancy is required).

    (c) Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

    (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the shell of the Premises and shall proceed with reasonable diligence to restore the Building and shell of the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant (it being acknowledged by Tenant that it shall insure and replace all improvements in the Premises other than the shell of the Premises) or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or shell of the Premises shall be limited to the extent of the insurance proceeds notwithstanding the application of any portion of the proceeds by a lender towards Landlord's indebtedness to the lender. As used herein, the term "shell of the Premises" shall mean sheetrocked exterior walls and a hung ceiling with respect to the Premises.

    15. Taxes. Tenant shall be liable for any personal property taxes levied or assessed against personal property, furniture, or trade fixtures (not in the nature of fixtures to real property) placed by Tenant in the Premises. If any personal property taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such personal property taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such personal property taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein.

    16. Events of Default. Each of the following occurrences shall be an "Event of Default":

    (a) Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than two (2) occasions during the twelve (12) month interval immediately preceding such failure by Tenant;

    (b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; and

    (c) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 16.(c), any guarantor of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

    17. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

    (a) Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18.(a), and
(3) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to its present value using a discount rate of four (4%) per annum.

    (b) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under
Section 18.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.(b). If Landlord elects to proceed under this Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a); or

    (c) Additionally, without notice, if permitted by law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

   Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding the foregoing, Landlord shall only recover its damages allowed hereunder once.

    18.  Payment by Tenant; Non-Waiver

    (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of New Jersey shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

    (b) No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

    19. Landlord's Lien. Landlord hereby waives any statutory landlord's lien in and to Tenant's equipment, inventory, furniture and fixtures.

    20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant shall remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, and furniture as required in subparagraph 7(a). Tenant shall repair all damage caused by such removal and cap any fixtures and/or wiring that are affected in the process of removing the foregoing. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord upon ten (10) days notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

    21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to the greater of (A) 150% of the daily Basic Rent payable during the last month of the Term, or (B) 125% of the prevailing basic rental rate in the Building for similar space.

    22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

    (a) To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, stairs, restrooms, or other public parts of the Building, if any;

    (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

    (c) To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

    (d) Provided Tenant is not in default under this Lease, in connection with any entry into the Premises for any purpose or in connection with any physical work in or about the Building in the vicinity of the Premises which might interfere with Tenant's use and enjoyment of the Premises, other than in an emergency, Landlord shall: (i) attempt to schedule any such physical work by appointment with Tenant at least a week after verbally advising Tenant of a mutually satisfactory time; (ii) use reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises for its regular business operations; (iii) in connection with showing the Premises to others on shorter advice, not seek to enter into laboratory portions of the Premises without the explicit permission of Tenant in each instance, but be satisfied with viewing the laboratory areas from the office areas through doors which will have windows installed in them for the purpose of viewing the laboratory areas from the office areas; and (iv) not enter the laboratory areas if the consequence of doing so would be to invalidate any pre-clinical or clinical trials in which Tenant is then engaged and Tenant notifies Landlord of same prior to the intended entry.

    23.  Intentionally Omitted.

    24.  Miscellaneous.

    (a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

    (b) Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

    (c) Force Majeure. Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

    (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Newmark Partners, Inc. and Grubb & Ellis Company, whose commission shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commission or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

    (e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease, to the extent the same are accurate, as Landlord may reasonably request.

    (f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block,
(2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory overnight (i.e., Federal Express or equivalent) letter with copies as indicated on the signature block. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

    (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

    (h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by the putatively waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

    (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

    (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

    (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

    (l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

    (m) Waiver of Jury Trial. To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

    (n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

    (o) Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

    (p) Financial Reports. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.

    (q) Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

   (r)  Intentionally Omitted.

    (s) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

    (t) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

    Exhibit A -Legal Description and Outline of Premises
    Exhibit B -Building Rules and Regulations
    Exhibit C -Work Letter
    Exhibit D -Parking
    Exhibit E -Subordination, Non-Disturbance and Attornment Agreement/ Tenant
               Estoppel Certificate
    Exhibit F -Renewal Option
    Exhibit G -Right of First Offer
    Exhibit H -Letter of Credit

    (u) The execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease by the Landlord have been duly and validly authorized by all its general partners; and no other approval or consent, whether partnership, governmental or otherwise, is required to authorize or to give effect to the Landlord's execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Lease.

    25.  Other Provisions.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

    26.  Environmental Laws.

    (a) Tenant, at its own cost and expense, agrees to comply with all applicable environmental laws, rules and regulations of the Federal, State, County and Municipal governments and of all other governmental authorities having or claiming jurisdiction over the Premises or appurtenances thereto, or any part thereof, which are applicable to the Premises and/or the conduct of business thereon (except that Tenant shall not be responsible for any occurrence or condition that arises prior to the Commencement Date), including but not limited to the Environmental Cleanup Responsibility Act of 1983 as amended by the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq) ("ISRA"). Further, Tenant agrees to make submissions to and provide any information required by all governmental authorities requesting same pursuant to Tenant's obligations under this Paragraph 26. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number is 2835.

   (b) Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ISRA compliance shall include, but not be limited to, applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant shall immediately provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the New Jersey Department of Environmental Protection's ("NJDEP") requirements under ISRA as they are issued or received by the Tenant.

   (c) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances unless the same are in full compliance with all applicable environmental laws, rules and regulations. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended by the Industrial Site Recovery Act, (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b, et seq.) , any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection.

   (d) In the event Tenant receives any notice that a spill or discharge of any Hazardous Substance has occurred on or about the Premises, Building and/or Land or into the sewer and/or waste treatment system operated by Landlord from any person or entity, including NJDEP and the United States Environmental Protection Agency ("EPA"), then Tenant shall provide immediate written notice of same to Landlord, detailing all relevant facts and circumstances.

   (e) Tenant agrees to indemnify, defend and hold harmless the Landlord and each mortgagee of the Building from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of the presence, disposal, escape, migration, leakage, spillage, discharge, emission, release, threatened release, handling, or transportation of Hazardous Substances in, on, at, under, from, in the vicinity of, or affecting or related to the Premises or any part of the land and Building arising out of the acts or omissions of Tenant, its employees, contractors, agents, invitees and/or licensees and any breach by Tenant of this Article, which indemnification shall survive the expiration or sooner termination of this Lease. In no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139, and notwithstanding NJDEP's requirements, Tenant's remedial action shall meet the most stringent NJDEP remediation standards for soil, surface water and groundwater. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the land and Buildings from any damage or condition caused by the work, including without limitation closing, pursuant to law any wells installed at the Building.

    (f) Environmental Report. Landlord has provided to Tenant a copy of a Phase I Environmental Site Assessment Update (SSCI Job No. 30238NJ) ("Report") with respect to the land upon which the Building is constructed, dated June 6, 1996, prepared by SSCI Environmental and Consulting Services ("Consultant"). Tenant agrees not to release the Report, or a copy of it, or any part of it, or disclose any of the information contained in the Report to any third party (other than Tenant's counsel) without the express prior written consent of Landlord. Such consent shall not be unreasonably withheld as long as the proposed party to whom the report is given executes a letter agreement containing covenants similar to this Section 26(f). Tenant releases Landlord for any inaccuracies, omissions or errors contained in the Report. Tenant agrees that it will not rely on the Report and it will make whatever independent investigation it feels is necessary to investigate the environmental and other conditions of the land. Tenant agrees that Landlord has no duty to provide it with the Report, to correct any inaccuracies, error or omissions in the Report, to supplement the Report with any additional information, or to provide Tenant with any information concerning the environmental conditions of the land. Tenant agrees that Landlord considers the Report to be confidential proprietary information and Tenant agrees to maintain the confidentiality and security of the Report information in accordance with the highest standards of confidentiality and security associated with the protection of "trade secrets". Landlord hereby expressly disclaims responsibility for the investigation of the land by Tenant and further disclaims any responsibility for the contents of the Report. Tenant's obligations pursuant to this Section 26(f) shall survive the expiration or termination of this Lease.

    27. Signs. Tenant shall be entitled to be listed on the building directory and in a sign in front of the Premises comparable to signs provided to other tenants in the Building.

   IN WITNESS WHEREOF, and in consideration of the mutual entry into this Lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this Lease Agreement to be duly executed as of the day and year first above written.


    TENANT:  PALATIN TECHNOLOGIES, INC.,
             a Delaware Corporation


    By:       /s/ Edward J. Quilty
             ----------------------------


   Notice Address:                       with a copy to:
   ------------------------------        --------------------------------
   Palatin Technologies, Inc.            Richard McCarthy, Esq.
   214 Carnegie Center, Suite 100        212 Carnegie Center, Suite 206
   Princeton, New Jersey 08540           Princeton, New Jersey 08543-8497
   Attn:  Chief Financial Officer        Telephone No.: 609-452-7877
   Telephone No.: 609-520-1911           Telecopy No.: 609-520-8731
   Telecopy No.: 609-452-0880


    LANDLORD: WHC-SIX REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership,

    By:       WHC-SIX Gen-Par, Inc., a Delaware
              corporation, its general partner


    By:        /s/ Wm. David Lawson
              ----------------------------
              Wm. David Lawson, Assistant Vice President


Notice Address:                            with a copy to:
---------------------------------------    ---------------------------------
WHC-Six Real Estate Limited Partnership    WHC-Six Real Estate Limited
c/o Newmark Partners, Inc.                   Partnership
1084 Route 22 West                         c/o Archon Group, L.P.
Mountainside, NJ 07092                     600 E. Las Colinas Boulevard,
Attn:  Property Manager                      Suite 1900
Telephone No.: 908-233-1717                Irving, Texas 75039
Telecopy No.: 908-233-7337                 Attn:  Asset Manager
                                           Telephone No.: 972-831-2200
                                           Telecopy No.: 962-831-2276

with a further copy to:
-----------------------
Ravin, Sarasohn, Cook, Baumgarten, Fisch & Rosen, P.C.
103 Eisenhower Parkway
Roseland, New Jersey 07068
Attn:  Jeffrey D. Singer, Esq.
Telephone No.: 201-228-9600
Telecopy No.: 201-228-6081

                                    EXHIBIT A





             [DIAGRAM OF FIRST FLOOR PLAN AND PROPERTY DESCRIPTION]

                                    EXHIBIT B


                         BUILDING RULES AND REGULATIONS


   The following rules and regulations shall apply to the Premises, the Building, and the appurtenances thereto:

    1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

    2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

    3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

    4. Landlord shall provide and maintain an alphabetical directory for all tenants in the Building directory.

    5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

    6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

    7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

    8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

    9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean.

    10. Intentionally omitted.

    11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

    12. No machinery of any kind (other than laboratory and normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance, unless required in Tenant's business operations and then not in violation of applicable law.

    13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

    14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

    15. Tenant shall not conduct any prohibited activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

    16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. The Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. The Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot". The Tenant shall indemnify, hold and save harmless the Landlord of any liability arising from the towing or booting of any vehicles belonging to the Tenant, Tenant's agents, vendors, employees and customers.

                               EXHIBIT C

                              WORK LETTER

   1. The Landlord shall make the Premises available to the Tenant for the purpose of build-out on the day immediately after the date the existing tenant in the Premises vacates the Premises.

   2. As soon as practicable, Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by
Landlord (which approval shall not unreasonably be withheld, delayed or conditioned), of all improvements that Tenant proposes to install or have installed in the Premises. Such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the electrical, mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record. Landlord's approval of such working drawings shall not be unreasonably withheld, delayed or conditioned, provided that (a) they comply with all laws, rules, and regulations, and (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any law, but shall merely be the consent of Landlord thereto. Landlord shall endorse the Working Drawings to indicate its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of the improvements as constructed.

   3. The Work shall be performed by the Tenant's contractors at Tenant's expense, subject to the Construction Allowance (and, if applicable, the Additional Construction Allowance) hereinafter set forth. All of the Tenant's contractors and their subcontractors shall be required to procure and maintain insurance against such risks, in such amounts and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform with the Working Drawings, and shall be performed in such a manner and at such times as and not to materially interfere with or delay Landlord's other contractors, if any, the operation of the Building, and the occupancy thereof by other tenants. All contractors shall contact Landlord on behalf of themselves and their respective subcontractors and schedule time periods during which they may use Building facilities in connection with the Work; and the Landlord shall cooperate in such scheduling so as not to delay or hinder the Work

   4.  (a)  Landlord   shall   provide  to  Tenant  a   construction   allowance
("Construction Allowance") equal to $40.00 per rentable square foot of the Premises at the times and in the manner set forth below.

   (b) Landlord shall make the Construction Allowance due with respect to the 9,000 square foot portion of the Premises available to Tenant, either by paying Tenant or its contractors, after Tenant shall have documented that it has been billed and expended $540,000.00 for the build-out. Tenant shall forward documented invoices to Landlord not more frequently than monthly and payment shall be made as expeditiously as practicable upon Landlord's receipt of an invoice and lien waivers from any contractors, subcontractors and suppliers of the Work.

   (c) Landlord shall make the Construction Allowance due with respect to the Balance of Suite 500 available to Tenant, either by paying Tenant or its contractors, when (i) Tenant builds out the Balance of Suite 500 to completion, and (ii) the Total Occupancy Date shall have occurred. Tenant shall forward documented invoices to Landlord not more frequently than monthly and payment shall be made as expeditiously as practicable upon Landlord's receipt of an invoice and lien waivers from any contractors, subcontractors and suppliers of the Work.

   5. Landlord shall provide to Tenant an additional construction allowance ("Additional Construction Allowance") equal to 100% of all the rent and other premiums actually received (including but not limited to retroactive holdover rent and premiums), without Landlord having any obligation to commence a lawsuit therefor, from the existing tenant in the Premises as it pertains to Suite 500 (as opposed to the entire space occupied by the existing tenant) paid or attributable to the period from and after April 1, 1997 (and any retroactive period prior thereto) with respect to the Premises, up to a maximum of $35,000.00, for the limited purpose of reimbursing Tenant for incremental verified costs incurred by the Tenant in its discretion for the purpose of accelerating construction of the build-out contemplated to begin after the existing tenant in the Premises vacates the Premises, including overtime labor expense, expediting charges and similar costs incurred for the purpose of accelerating construction. Tenant shall forward documented invoices to Landlord not more frequently than monthly and payment of the Additional Construction Allowance shall be made as expeditiously as practicable upon Landlord's receipt of invoices and lien waivers from any contractors, subcontractors and suppliers of the Work setting forth such costs in the aggregate amount of such costs.

   6. If the existing Tenant in the Premises shall not have vacated the Premises by the close of business on April 15, 1997, the Landlord shall promptly commence summary dispossession proceedings by filing the summons and complaint with the Clerk of the Court on the next business day and pursue such proceedings diligently and expeditiously, with the goal of evicting the existing tenant in the Premises from the Premises at the earliest possible date after April 15, 1997.

                               EXHIBIT D


                                PARKING


   Tenant may use 40 non-designated parking spaces in the parking area associated with the Building (the "Parking Area") during the initial Term subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area.

                               EXHIBIT E

                    SUBORDINATION, NON-DISTURBANCE
                       AND ATTORNMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the _________ day of _________________, 1997 by and between GENERAL ELECTRIC CAPITAL REALTY GROUP, a New York corporation ("Mortgagee"), and PALATIN
TECHNOLOGIES, INC., a Delaware Corporation ("Lessee").

R E C I T A L S:

         A. Mortgagee has provided an acquisition and development loan ("Loan") to WHC-SIX Real Estate Limited Partnership, Owner/Lessor ("Borrower"), for the purpose of financing Borrower's acquisition and development of the Edison Corporate Center in Edison, New Jersey and described in Exhibit A attached hereto and incorporated herein by reference (said real property and improvements being herein called the "Project"), such Loan being secured by a First Mortgage and Security Agreement dated July 29, 1994 and recorded in Mortgage Book 4772, Page 295 seq., in the Clerk's Office of Middlesex County, (the "Mortgage"), constituting a lien or encumbrance on the Project; and

         B. Lessee is the holder of a Leasehold estate in and to Suite 500 of 125 May Street, Edison, New Jersey, of the Project, consisting of 10,538 square feet of space (the "Demised Premises"), under that lease dated March 13, 1997 (the "Lease") executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "Lessor"), and Lessee, as Tenant; and

         C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and Mortgage.

AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

         1. Non-Disturbance. Mortgagee agrees that it will not disturb the possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgage or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

         2. Attornment. If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease; Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereto duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease, and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

         3. Mortgagee's Obligations. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease, provided, however, that Mortgagee shall not be:

          (a) Liable for any act or omission of any prior lessor (including Lessor) but not withstanding such lack of liability, upon Mortgagee (i) succeeding to the interest' of Lessor under the Lease, and (ii) receiving written notice of the act or omission from Lessee, Mortgagee shall commence to cure any act or omission of any prior lessor (including Lessor); or

          (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor) but not withstanding such lack of liability, upon Mortgagee (i) succeeding to the interest of Lessor under the Lease, and (ii) receiving written notice of the act or omission from Lessee, Mortgagee shall commence to cure any act or omission of any prior lessor (including Lessor); or,

          (c) Bound by any rent or additional rent or advance rent which Lessee might have paid in advance in excess of one month's rent to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

          (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement; or

          (e) Bound by any termination, amendment or modification of the Lease made without its consent and written approval.

Neither General Electric Capital Corporation nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project with respect to acts and omissions of its successor in interest that occur after the effective date of such cessation. Nothing in this Agreement shall be construed to require Mortgagee to see to the Application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan. Lessee further acknowledges and agrees that neither Mortgagee nor any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchaser or grantee, has or shall have any personal liability for the obligations of Lessor under the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor to perform any such material obligation.

     4. Subordination. The Lease and all rights of Lessee thereunder are subject and subordinate to the Mortgage and to any deeds of trust, mortgages, ground leases or other instruments of security which do now or may hereafter cover the Project or any interest of Lessor therein (collectively, the "Prior Encumbrances") and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage or of any of the Prior Encumbrances. This provision is acknowledged by Lessee to be self-operative and no further instrument shall be required to effect such subordination of the Lease. Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgagee any and all instruments and certificates that in Mortgagee's judgment may be necessary or proper to confirm or evidence such subordination provided none of such certificates contains any provision that purports to increase Lessee's obligations or diminish Lessee's rights (including rights of rent abatement as specifically stated under the Lease) and provided such certificates are reasonably satisfactory in form and substance to Lessee. If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate, Mortgagee may, in addition to any other remedies Mortgagee may have, as agent and attorney-in-fact of Lessee, execute, acknowledge and deliver the same and Lessee hereby irrevocably appoints Mortgagee as Lessee's agent and attorney-in-fact for such purpose. However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage, and any such other mortgagee or ground lessor shall have the right at any time to subordinate any such Prior Encumbrances, to the Lease.

         5. New Lease. Upon the written request of either Mortgagee or Lessee to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Demised Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure, provided the terms and conditions of any such new lease are substantively the same as in the Lease and do not increase Lessee's economic obligations.

         6. Notice. Lessee agrees to give written notice to Mortgagee of any default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the Lease or exercising any other right or remedy thereunder or provided by law. Lessee further agrees that it shall not terminate the Lease or exercise any such right or remedy provided such default is cured within thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease or exercise any such right or remedy, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter. Such notices shall be delivered by certified mail, return receipt requested to

                     General Electric Capital Realty Group
                     Attn: Mike Jaynes
                     15479 Dallas Parkway, Suite 400

                     Dallas, Texas 75248-2661

         7. Mortgagee. The term "Mortgagee" shall be deemed to include General Electric Capital Realty Group and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

         8. Estoppel. Lessee hereby certifies, represents and warrants to Mortgagee that:

          (a) That the Lease is a valid lease and in full force and effect. That it is not aware of any existing default in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default;

          (b) That the Lease has not been amended, modified, supplemented, extended, renewed or assigned by Lessee, and represents the entire agreement of the parties;

          (c) That, except, as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

          (d) That Lessee shall not pay rental under the Lease in excess of one (1) month's rent in advance (except for any deposit or letter of credit in the nature of security. Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental due under and in accordance with the Lease;

          (e) That all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs; and

          (f) That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to -Lessee, or with respect to the Demised Premises which would affect its performance under the Lease. Lessee has not received written-notice of any-violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Demised Premises or Lessee's operations thereon.

          (g) On the date or this Agreement, the proposed lease has been executed by Lessee and forwarded to Lessor for execution and an executed copy returned to Lessee. Until execution by Lessor and return of an executed copy to Lessee, the Lease will not have become effective. Paragraphs 8(a) through (e) above should be read in light of this paragraph 8(g).

          9. Modification and Successors. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

         10. Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORTGAGEE:                     GENERAL ELECTRIC CAPITAL REALTY GROUP,
                               a New York corporation

                               By:
                                  ---------------------------------

                               Its
                                  ---------------------------------

LESSEE:                        PALATIN TECHNOLOGIES, INC.
                               a Delaware corporation



                               By: /s/ Edward J. Quilty
                                  ----------------------

STATE OF TEXAS         )
                       )Ss.
COUNTY OF DALLAS       )

     BE IT REMEMBERED, that on this ____ day of _____, 1997, before me the subscriber,_____________________, personally appeared_____________
who, I am satisfied, is the person who signed the within instrument as __________________________ of General Electric Capital Realty Group, a New York Corporation, the entity named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


_______________________
Notary Public, in and
for the State of Texas

My Commission expires ___________


STATE OF NEW JERSEY      )
                         )ss.
COUNTY OF MERCER         )

      BE IT REMEMBERED, that on this 31st day of March, 1997, before me the subscriber, Janet R. Schneider, personally appeared Edward J. Quilty who, I am satisfied, is the person who signed the within instrument as the CEO of Palatin Technologies, Inc., the entity named therein and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


 /s/ Janet R. Schneider
------------------------
Notary Public, in and for
the State of

My Commission expires _________



Janet R. Schneider
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES JULY 31, 2000

                                    EXHIBIT E
                      GENERAL ELECTRIC CAPITAL REALTY GROUP
                          TENANT'S ESTOPPEL CERTIFICATE
                          -----------------------------


PREMISES: Edison Corporate Center, 125 May Street, Suite 500
          (10,538 square feet), Edison, New Jersey ("PREMISES")

LANDLORD: WHC-Six Real Estate L.P., a Delaware limited partnership
          ("LANDLORD")

LEASE DATED:  March 13, 1997 ("LEASE")

TENANT: Palatin Technologies, Inc., a Delaware corporation
        ("TENANT")

TENANT`S NOTICE ADDRESS: 214 Carnegie Center, Suite 100.
                         Princeton, New Jersey 08540

  DATE: __________________, 1997

         The undersigned, Tenant, hereby certifies to GENERAL ELECTRIC CAPITAL REALTY GROUP, a New York corporation ("GECRG"), that:

1. Tenant shall accept possession of the Premises pursuant to the Lease. The Lease term shall commence on the earlier of (i) ninety-seven
(97) days following the date that the existing tenant in the Premises vacates the Premises or (ii) the date-a temporary or permanent certificate of occupancy is issued for the Initial Portion of Premises (9,000 square feet) ("Commencement Date"). The termination date of the Initial Term of the Lease is ten (10) years following the Commencement Date. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended for the number of days between the Commencement Date and the first day of the following month. Subject to the Basic Rent adjustment as provided in paragraph 3(a)(ii) of the Lease, monthly rent under the Lease is as follows: Basic Rent, $9,640.83 per month for months 1-12, $9,897.17 per month for months 13-24, $10,538.00 per month for months 25-36, $13,:72.50 per month for months 37-60, $16,685.17 per month for months 61-120, plus additional rent as provided in the Lease.

2. Any improvements-required by the terms of the Lease to be made by Landlord prior to the Commencement Date with respect to the Premises have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease, performance of which was due prior to the date of this certificate.

3. The Lease has not been assigned, modified, supplemented or amended in any way by the Tenant. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

4. The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

5. No rent or other sum payable to Landlord under the Lease has been paid in advance in excess of an amount equal to one month's Basic Rent, except for any deposit or letter of credit in the nature of security.

6. The minimum monthly rental rate presently payable under the Lease on and after the Commencement Date is $9,640.83.

7. Tenant acknowledges that Tenant has received this Estoppel Certificate as notice that the Lease will be assigned to GECRG and Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder. GECRG hereby advises, and Tenant understands, that under the provisions of the assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of GECRG, that without such consent, no rent may be collected or-accepted in excess of one month's rent in advance and that the interest of the Landlord in the Lease has been assigned to GECRG solely as security for the purposes specified in the assignment and GECRG assumes no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

8. Tenant hereby acknowledges and agrees that if GECRG shall succeed to the interest of Landlord under the Lease, GECRG shall assume (only while owner of and in possession or control of the building of which the Premises are a part) and perform all of Landlords obligations under the Lease, but, except as may otherwise specifically set forth in the Subordination, Non-Disturbance and Attornment Agreement between GECRG and the Tenant, or elsewhere in this certificate shall not be liable for any act or omission of any prior landlord (including the present landlord), liable for the return of any security deposit, subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month to any such prior landlord or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without its express written consent.

9. Tenant shall give GECRG prompt written notice of any default of Landlord under the Lease, if such default entitles Tenant, under law or otherwise, to terminate the Lease, reduce rent or credit or offset any amount against future rents and shall give GECRG reasonable time (but in no event less than 30 days after receipt of such notice) to cure or commence curing such default prior to exercising (and as a condition precedent to its right to exercise), any right Tenant may have to terminate the Lease or to reduce rent or credit or offset any amounts against the rent. Tenant shall give written notice of any default of Landlord to any successor in interest of GECRG, any purchaser at a foreclosure sale under the mortgage, any transferee who acquired the property by deed in lieu of foreclosure or any successor or assign thereof of whose name and address Tenant shall have been advised by written notice from GECRG or its then current successor in interest.

10. Tenant shall not look to the Mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Mortgaged Property, in connection with the return of or accountability with respect to any security deposit required by Landlord, unless said sums have actually been received by Mortgagee as security for Tenant's performance under the Lease.

11. Tenant shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak, dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Mortgaged Property at any time during the term, or extended term, of the Lease, except as permitted by the Lease.

12. All notices and other communications from Tenant to GECRG shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to GECRG at:

       General Electric Capital Realty Group
       Attn: Mike Jaynes
       16479 Dallas Parkway, Suite 400
       Dallas, Texas 75248-2661
or at such other address as GECRG, any successor, purchaser or transferee shall furnish to Tenant in writing.

13. This Estoppel Certificate is being executed and delivered by Tenant(s) for the benefit of GECRG in connection with its loan to Landlord which, Tenant is informed by GECRG, is secured or to be secured in part by an assignment to GECRG of Landlord's interest in the Lease, and (b) with the intent and understanding that the above statements will be relied upon by GECRG.

14. On the date of this certificate, the proposed Lease has been executed by Tenant and forwarded to Landlord for execution an an executed copy returned to Tenant. Until execution by Landlord and return of an executed copy to tenant, the Lease will not have become effective and no obligations of Landlord or Tenant will have arisen under the Lease. The foregoing Certificate should be read in light of this paragraph 14, e.g., paragraph 2, no improvements have been made (or buildout allowance paid) because performance thereof was not due as of the Certificate date.


TENANT:                          Palatin Technologies, Inc.
                                 a Delaware corporation


                                      /s/ Edward J. Quilty
                                 By:-----------------------

                                    EXHIBIT F


                                 RENEWAL OPTION


(a) Renewal. Provided no Event of Default exists, Tenant shall have option(s) ("Renewal Option(s)") to extend the term of this Lease for two (2) additional periods of five (5) years each ("Renewal Term(s)"), by giving Landlord notice thereof not more than twelve (12), but at least nine (9) months' notice, prior to the date of expiration of the then current term of this Lease. If Tenant shall exercise the Renewal Option(s), then this Lease shall be extended for the then upcoming Renewal Term upon all of the terms, covenants and conditions contained in this Lease, except that, during the Renewal Term, the annual Basic Rent for said term shall be 95% of the annual market rental value ("Market Value Rent") of the Premises on the date that Tenant exercises the applicable Renewal Option ("Exercise Date"), determined as provided in subparagraph (b) below. In calculating the Market Value Rent, the following assumptions shall be made: (i) the Landlord can deliver possession of the Premises on the first day of the respective Renewal Term; (ii) the Premises or respective portions thereof are in the same condition they were in immediately after the completion of any build-out thereof, subject to normal wear and use, and the Tenant would accept them in that condition without any further improvement; (iii) the improvements then in place in the Premises have no special value to the Tenant beyond the value they would have to a reasonable willing tenant seeking combination office and laboratory space; (iv) this Lease remains in effect in accordance with its terms;
        (v) the Landlord is required to pay a standard brokerage commission with respect to the respective Renewal Term; and (vi) the Landlord will be granting no concessions during the respective Renewal Term.

(b) Arbitration. The term "Market Value Rent" shall mean the annual fixed rent that a willing tenant would pay and a willing landlord would accept in an arms-length lease of the Premises as of the Exercise
        Date, assuming the same terms and conditions set forth in this Lease and using the assumptions described in (a) above. If Landlord and Tenant shall fail to agree upon the Market Value Rent within sixty
        (60) days after the Exercise Date, then Landlord and Tenant each shall give notice ("Determination Notice") to the other setting forth their respective determinations of the Market Value Rent, and, subject to the provisions of subparagraph (c) below, either party may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator satisfactory to both parties to render a final determination of the Market Value Rent. If Landlord and Tenant cannot agree upon an arbitrator, the parties shall jointly apply to the assignment judge of Middlesex County to select an arbitrator. The arbitrator shall be a real estate appraiser, consultant or broker who shall have at least fifteen (15) years continuous experience in the business of appraising or office and laboratory leasing. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate and shall, within thirty (30) days after having been appointed, choose one of the determinations set forth in either
        Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subparagraph (b), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this subparagraph (b) shall be final and binding in fixing the Market Value Rent. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

(c) Arbitration cancelled. In the event that the determination of the Market Value Rent set forth in the Landlord's and Tenant's Determination Notices shall differ by less than three (3%) percent per rentable square foot per annum for the applicable Renewal Term, then the Market Value Rent shall not be determined by arbitration, but shall instead be set by taking the average of the determination set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than three (3%) percent per rentable square foot per annum for the applicable Renewal Term shall the actual determination of Market Value Rent be made by an arbitrator as set forth in subparagraph (b) above.

(d) Late determination. If for any reason the Market Value Rent shall not have been determined prior to the commencement of the Renewal Term, then, until the Market Value Rent and, accordingly, the annual Basic Rent, shall have been finally determined, the annual Basic Rent shall remain the same as payable during the last year of the expiring term of the Lease. Upon final determination of the Market Value Rent, an appropriate adjustment to the annual Basic Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of annual Basic Rent from the commencement of the Renewal Term to the date of such final determination.

(e) In the event the Premises has been expanded, the Renewal Option(s) contained herein shall apply to the then existing Premises, as expanded on a co-termination basis.

(f) Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

(g) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

(h) Tenant's rights under this Exhibit shall terminate if Tenant fails to timely exercise its option(s) under this Exhibit, time being of the essence with respect to Tenant's exercise thereof or Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, other than an assignment or subletting to an Affiliate.

(i) In no event shall Tenant be entitled to exercise an option for any Renewal Term unless it or an Affiliate is occupying all of the Premises at the time of exercise.

                               EXHIBIT G


                         RIGHT OF FIRST OFFER


   Subject to then-existing renewal or expansion options of other tenants, and the existing tenants' desires (whether or not set forth in their leases) to extend their terms provided no Event of Default then exists, Landlord shall, prior to offering the same to others, and first offer to lease to Tenant the space designated on page 2 of this Exhibit (the "Offer Space") in an "AS-IS" condition; such offer shall be in writing and specify the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space at the rental rate set forth in the Offer Notice, within 10 days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the same terms as this Lease except as follows:

   (a) the rentable area of the Premises and Tenant's proportionate share of applicable Rent obligations shall be increased by the rentable area in the Offer Space;

   (b) the Basic Rent shall be increased by the amount specified for such space in the Offer Notice;

   (c) Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and

   (d) The Term shall be co-terminous with the Premises.

   If Tenant fails or is unable to timely exercise its right hereunder, then such right shall forever lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease the Offer Space to third parties on such terms as Landlord may elect provided Landlord initially offers the Offer Space to the third parties upon the same terms as offered to Tenant, but Landlord shall be entitled to conclude its transaction with the third party on terms other than initially offered to the third party. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant or an Affiliate is not then occupying the entire Premises.

   Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, other than an assignment to an Affiliate.




                                     1 of 2

               [DIAGRAM OF FIRST OFFER SPACE ON FIRST FLOOR PLAN]



































                                     2 of 2

                                    EXHIBIT H


                                LETTER OF CREDIT




                                [BANK LETTERHEAD]


                                               , 1997


                 IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT NO.



Archon Group, L.P.
600 Las Colinas Boulevard, Suite 1900
Irving Texas 75039


Gentlemen:

     _________________________________, a national banking association ("Bank"), of ____________________________, hereby issues its Irrevocable, Unconditional Letter of Credit in favor of WHC-Six Real Estate, L.P., a Delaware limited partnership, and/or its successors and assigns ("Landlord") for the account of Palatin Technologies, Inc., a Delaware corporation, ("Tenant") up to the aggregate amount of $185,000, available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate executed by a representative of Landlord stating that it is entitled to draw on this Letter of Credit under the terms of the Lease Agreement, dated as of ____________, 1997, between Landlord and Tenant. Partial draws shall be permitted hereunder. This Letter of Credit may be assigned.

     The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

     The Bank hereby agrees with drawers, endorsers and bona fide holders of this Letter of Credit that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in ____________________.

     The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality or inability to enforce any of the agreements set forth in the Lease.

     This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) fixed by the International Chamber of Commerce (publication 400) when not in conflict with the express terms of this Letter of Credit or with the provisions of Article 5, N.J.S.A. 12A:5- 101 et seq. of the New Jersey Uniform Commercial Code, as amended.

     This Letter of Credit shall terminate at 3:00 p.m. Eastern Daylight Savings Time or Eastern Standard Time, as applicable, on the first anniversary date following the date hereof.

     Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES THAT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




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                                      Name:
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                                      Title:
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